QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

CERTIFICATION

        To my knowledge, this Report on Form 10-Q for the quarter ended June 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Electric Fuel Corporation.

By:	/s/ YEHUDA HARATS Yehuda Harats Chief Executive Officer
By:	/s/ ROBERT S. EHRLICH Robert S. Ehrlich Chief Financial Officer

Date: August 14, 2002

QuickLinks

  Exhibit 99.1
CERTIFICATION